Exhibit 99.1

HUDSON TECHNOLOGIES REPORTS FIRST Quarter 2021 RESULTS

pearl river, ny – MaY 5, 2021 – Hudson Technologies, Inc. (NASDAQ: HDSN) announced results for the first quarter ended March 31, 2021.

For the quarter ended March 31, 2021, Hudson reported revenues of $33.8 million, a decrease of 7% compared to revenues of $36.4 million in the comparable 2020 period. The decrease in revenue was primarily due to decreased volume, as the COVID pandemic shutdowns did not have as great an impact to the first quarter of 2020 as compared to 2021. The demand decline was partially offset by an increase in selling price of certain refrigerants. Gross margin in the first quarter of 2021 was 27%, compared to 23% in the first quarter of 2020, mainly due to the aforementioned increase in selling price of certain refrigerants. Hudson reported operating income of $1.7 million in the first quarter of 2021 compared to operating income of $0.4 million in the prior year period. The Company recorded a net loss of $1.1 million or ($0.02) per basic and diluted share in the first quarter of 2021, compared to a net loss of $2.9 million or ($0.07) per basic and diluted share in the same period of 2020. At March 31, 2021, the Company had approximately $32 million of total availability, consisting of the cash balance plus revolving loan availability.

Brian F. Coleman, President and Chief Executive Officer of Hudson Technologies commented, “As we kick off the 2021 selling season, we are optimistic that we’ll begin to see a broader reopening of the economy, and specifically a return to facilities such as schools, office buildings and other venues that represent the end markets for many of our customers. With that in mind, we are prepared to meet potential demand as the nine-month cooling season continues, particularly as cooling systems come back online with the gradual return to ‘business as usual’ and we move into the warmer late spring and summer weather.

“Looking at the regulatory landscape, we are encouraged by the progress made with the passing of the AIM Act in December 2020. As a leading source of all refrigerants, Hudson is keenly focused on our role as environmental and sustainability legislation is adopted. Our capabilities as a reclaimer uniquely position us to support the phase down of HFC refrigerants, as we can reclaim and recycle these refrigerants, positioning us as an effective resource in the circular economy of the refrigerant industry. The AIM Act requires the phasedown of HFC production over the next 15 years, with a cumulative 40% reduction in the baseline scheduled to take place in just 2 ½ years. The installed base of HFC systems is large and growing, so reclamation will be a key component to maintaining necessary supply during an orderly phasedown, and this presents a significant long-term opportunity for Hudson to become an HFC supplier, while also supporting the transition away from production of virgin HFCs. We’re excited by the opportunities we’re seeing not only to grow our business, but also to provide our services to benefit the environment,” Mr. Coleman concluded.

Conference Call Information

The Company will host a conference call and webcast to discuss the first quarter results today, May 5, 2021 at 5:00 P.M. Eastern Time.

To access the live webcast, log onto the Hudson Technologies website at www.hudsontech.com, and click on “Investor Relations”.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use entry code: 715446.

A replay of the teleconference will be available until June 4, 2021 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 41031.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable solutions for optimizing performance and enhancing reliability of commercial and industrial chiller plants and refrigeration systems. Hudson's proprietary RefrigerantSide® Services increase operating efficiency, provide energy and cost savings, reduce greenhouse gas emissions and the plant’s carbon footprint while enhancing system life and reliability of operations at the same time. RefrigerantSide® Services can be performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies. Hudson also offers SMARTenergy OPS®, which is a cloud-based Managed Software as a Service for continuous monitoring, fault detection and diagnostics and real-time optimization of chilled water plants. In addition, the Company sells refrigerants and provides traditional reclamation services for commercial and industrial air conditioning and refrigeration uses. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, the ability to meet financial covenants under existing credit facilities, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, the impact of the current COVID-19 pandemic, and other risks detailed in the Company's 10-K for the year ended December 31, 2020 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & CEO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com

Hudson Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except for share and par value amounts)

	March 31,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,775	$1,348
Trade accounts receivable – net	13,943	9,806
Inventories – net	47,613	44,460
Prepaid expenses and other current assets	7,455	6,528
Total current assets	71,786	62,142

Property, plant and equipment, less accumulated depreciation	21,353	21,910
Goodwill	47,803	47,803
Intangible assets, less accumulated amortization	22,452	23,150
Right of use asset	6,049	6,559
Other assets	84	85
Total Assets	$169,527	$161,649

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$8,974	$7,644
Accrued expenses and other current liabilities	20,350	19,417
Accrued payroll	1,294	1,394
Short-term debt	10,000	7,314
Current maturities of long-term debt	7,725	2,000
Total current liabilities	48,343	37,769
Deferred tax liability	1,413	1,355
Long-term lease liabilities	3,407	3,927
Long-term debt, less current maturities	76,456	77,976
Total Liabilities	129,619	121,027

Commitments and contingencies

Stockholders’ equity:
Preferred stock, shares authorized 5,000,000: Series A Convertible preferred stock, $0.01 par value ($100 liquidation preference value); shares authorized 150,000; none issued or outstanding	—	—
Common stock, $0.01 par value; shares authorized 100,000,000; issued and outstanding 43,371,691 and 43,347,887, respectively	434	433
Additional paid-in capital	118,630	118,269
Accumulated deficit	(79,156)	(78,080)
Total Stockholders’ Equity	39,908	40,622

Total Liabilities and Stockholders’ Equity	$169,527	$161,649

Hudson Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three-month period ended March 31,
	2021	2020

Revenues	$33,780	$36,350
Cost of sales	24,642	28,003
Gross profit	9,138	8,347

Operating expenses:
Selling, general and administrative	6,748	7,265
Amortization	698	716
Total operating expenses	7,446	7,981

Operating income	1,692	366

Interest expense	(2,817)	(3,311)

Loss before income taxes	(1,125)	(2,945)

Income tax benefit	(49)	(60)

Net loss	$(1,076)	$(2,885)

Net loss per common share – Basic	$(0.02)	$(0.07)
Net loss income per common share – Diluted	$(0.02)	$(0.07)
Weighted average number of shares outstanding – Basic	43,353,213	42,628,560
Weighted average number of shares outstanding – Diluted	43,353,213	42,628,560